EXHIBIT 99.1

FORM 10-Q DISCLOSURE

TABLE OF CONTENTS

PART I

FINANCIAL INFORMATION

PART II

OTHER INFORMATION

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

AIRCOM PACIFIC, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

1

AIRCOM PACIFIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	September 30, 2016
	(Unaudited)
Assets
Current Assets
Cash	$312,173	$24,359
Inventories	209,729	208,674
Prepaid investment
- related party	-	600,000
- other	-	100,000
Prepaid expenses	11,784	9,000
Other receivable
- related party	-	50,000
- other	891	425
Total Current Assets	534,577	992,458
Property and Equipment
Cost	128,917	113,015
Accumulated depreciation	(43,825)	(28,781)
	85,092	84,234
Construction in progress	3,660,000	3,660,000
Net Property and Equipment	3,745,092	3,744,234

Other Assets
Intangible asset, net	4,372,500	4,496,250
Goodwill	1,105,942	-
Deposits	806,371	785,412
Total Other Assets	6,284,813	5,281,662
Total Assets	$10,564,482	$10,018,354

Liabilities and Equity
Current Liabilities
Accrued expenses	$58,500	$93,854
Income tax payable	3,141	558,800
Other payable
- related parties	2,969,053	2,852,179
- others	1,668,128	1,620,892
Total Current Liabilities	4,698,822	5,125,725

Other Liability
Restricted stock deposit liability	3,342	4,313
Total Liabilities	4,702,164	5,130,038

Commitments and Contingency

Stockholders' Equity
Preferred stock, no par value
Authorized - 10,000,000 shares
Issued and outstanding - none	-	-
Common stock, no par value
Authorized - 210,000,000 shares
Issued and outstanding -
98,720,060 (excluding restricted stock of 6,683,340 shares) shares as of December 31, 2016
96,778,390 (excluding restricted stock of 8,625,010 shares) shares as of September 30, 2016	4,470,839	4,469,868
Additional paid in capital	80,000	62,600
Subscribed capital	1,862,643	750,000
Accumulated deficits	(551,204)	(394,152)
Accumulated other comprehensive loss	(10)	-
Total Stockholders' Equity	5,862,268	4,888,316
Non-controlling interest in subsidiary	50	-
Total Equity	5,862,318	4,888,316
Total Liabilities and Equity	$10,564,482	$10,018,354

The accompanying notes are an integral part of the consolidated financial statements.

2

AIRCOM PACIFIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Unaudited)

	Three-Month Period Ended December 31,
	2016	2015

Sales	$-	$5,478,900

Cost and Expenses
Cost of sales	-	887,554
Operating expenses	714,252	578,028

Total Cost and Expenses	714,252	1,465,582

Income (Loss) from Operations	(714,252)	4,013,318

Income Tax Expense (Benefit)	(557,200)	1,237,800

Net Income (Loss)	(157,052)	2,775,518

Less: Loss attributable to Non-Controlling Interest	-	-

Net Income (Loss) attributable to Stockholders	(157,052)	2,775,518

Other Comprehensive Loss
Change in foreign currency translation adjustments	(10)	-

Total Comprehensive Income (Loss)	$(157,062)	$2,775,518

Net Income (Loss) Per Common Share:
Basic	$(0.0015)	$0.0328

Diluted	$(0.0015)	$0.0328

Weighted Average Shares Outstanding - Basic	105,958,954	84,645,580

Weighted Average Shares Outstanding - Diluted	105,958,954	84,730,580

The accompanying notes are an integral part of the consolidated financial statements.

3

AIRCOM PACIFIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three-Month Period Ended December 31,
	2016	2015
Cash Flows From Operating Activities
Net income (loss)	$(157,052)	$2,775,518
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	129,534	87,084
Stock-based compensation	(2,600)	-
Issuance of stock warrant	20,000	20,000
Changes in operating assets and liabilities:
Accounts receivable	-	(3,478,900)
Inventories	-	102,836
Prepaid expenses	-	4,872
Other receivable
- related party	11,683	(114,268)
- other	50,000	160,500
Deposits	-	4,267
Accounts payable	-	10,313
Accrued expenses	(35,354)	784,718
Income tax payable	(557,200)	1,237,800
Other payable
- related parties	(15,328)	1,994,938
- others	29,486	93,512
Net Cash Provided by (Used for)
Operating Activities	(526,831)	3,683,190

Cash Flows From Investing Activities
Prepaid investment	-	(100,000)
Purchase of property and equipment	-	(27,853)
Acquisitions of goodwill	(319,688)	-
Purchase of intangible asset	-	(3,950,000)
Net Cash Used for Investing Activities	(319,688)	(4,077,853)

Cash Flows From Financing Activities
Proceeds from issuance of common stock	-	400,002
Proceeds from subscribed capital	1,112,643	-
Contribution from non-controlling interest in subsidiary	50	-
Net Cash Provided by Financing Activities	1,112,693	400,002

Net Increase in Cash	$266,174	$5,339

Cash from acquired subsidiaries	21,650	-

Cash, Beginning of Period	24,359	14,159

Foreign currency effect on cash	(10)	-

Cash, End of Period	$312,173	$19,498

Supplemental Disclosures of Cash Flow Information:

Non-cash operating and financing activities:

Restricted stock deposit liability transferred to common stock	$971	$4,491

Net payment for acquisition of subsidiaries during the period ended December 31, 2016:
Cash	$22,409
Inventories	1,055
Prepaid expenses	2,784
Other receivable	12,149
Property and equipment, net	6,642
Goodwill	1,105,942
Other assets	20,959
Other payable	(151,890)
Non-controlling interest	(50)
Total payment for acquisition of subsidiaries	1,020,000
Transferred from prepaid investment	(700,000)

Net payment for acquisition of subsidiaries	$320,000

The accompanying notes are an integral part of the consolidated financial statements.

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AIRCOM PACIFIC, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Aircom Pacific Inc. (Aircom or the Company) was incorporated on September 29, 2014 under the laws of the State of California.

On December 31, 2014, the Company acquired a newly incorporated subsidiary, Aircom Pacific Ltd. (Aircom Seychelles), a corporation formed under the laws of the Republic of Seychelles.

On October 17, 2016, the Company acquired a wholly owned subsidiary, Aircom Pacific Inc. Limited (Aircom HK), a corporation formed under the laws of Hong Kong.

On December 15, 2016, the Company acquired a wholly owned subsidiary, Aircom Japan, Inc. (Aircom Japan), a corporation formed under the laws of Japan.

On December 27, 2016, the Company acquired 86.33% ownership of Aerkomm Inc. (Aerkomm, formerly named Maple Tree Kids, Inc.), a Nevada corporation.

Aircom and its subsidiaries are full service providers of in-flight connectivity and entertainment solutions with their primary market in the Asian Pacific region.

NOTE 2 – Summary of Significant Accounting Policies

Unaudited Interim Three-Month Period Information

As of December 31, 2016, the Company’s significant accounting policies and estimates, which are detailed in the Company’s audited consolidated financial statements for the year ended September 30, 2016, have not changed.

Principle of Consolidation

Aircom consolidates the accounts of its subsidiaries, Aircom Seychelles, Aircom HK, Aircom Japan, and Aerkomm. All significant intercompany accounts and transactions have been eliminated in consolidation.

Most of the entities in these consolidated financial statements have fiscal year ended as of September 30, except for Aircom Japan whose fiscal year ended on December 31, and Aircom HK whose fiscal year ended on March 31.

As of December 31, 2016, the Company consolidated its investment in Aerkomm as it is 86.3% owned by the Company. The noncontrolling interest is presented as a separate component from the Company’s equity in the equity section of the consolidated balance sheet. There was no net income attributable to the noncontrolling interest for the three-month period ended December 31, 2016 (unaudited).

Reclassifications of Prior Year Presentation

Certain prior year balance sheet amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from these estimates.

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NOTE 2 – Summary of Significant Accounting Policies- Continued

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash in banks and accounts receivable. As of December 31, 2016 (unaudited) and September 30, 2016, the total balances of cash in banks were insured by the Federal Deposit Insurance Corporation (FDIC) and foreign financial institution deposits insurance.

The Company performs ongoing credit evaluation of its customers and requires no collateral. An allowance for doubtful accounts is provided based on a review of the collectability of accounts receivable. The Company determines the amount of allowance for doubtful accounts by examining the historical collection experience as well as its internal credit policies.

The Company conducts extensive transactions with its related parties. Revenue for the three-month periods ended December 31, 2015 (unaudited) were fully with related parties.

Inventories

Inventories are recorded at the lower of weighted-average cost or market. The Company assesses the impact of changing technology on its inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred.

Depreciation is computed by using the straight-line and double declining method over the following estimated service lives: computer equipment – 3 to 5 years and furniture and fixtures – 5 years.

Construction costs for on-flight entertainment equipment not yet in service are recorded under construction in progress.

Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to non-operating income in the period of sale or disposal.

The Company reviews the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. It determined that there was no impairment loss for the three-month periods ended December 31 2016 (unaudited) and 2015 (unaudited).

6

NOTE 2 – Summary of Significant Accounting Policies - Continued

Goodwill and Purchased Intangible Assets

The Company’s goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of assets acquired. The Company tests goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.

The Company performs a qualitative assessment to determine whether further impairment testing is necessary. If an entity believes, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the quantitative impairment test will be required. Otherwise, no further testing will be required. In assessing qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company assesses relevant events and circumstances that may impact the fair value and the carrying amount of a reporting unit. The identification of relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgment by management. These judgments include the consideration of macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, events which are specific to the Company. Each factor is assessed to determine whether it impacts the impairment test positively or negatively, and the magnitude of any such impact. To conduct a quantitative two-step goodwill impairment test, the fair value of the reporting unit is first compared to its carrying value. If the reporting unit’s carrying value exceeds its fair value, the Company performs the second step and records an impairment loss to the extent that the carrying value of goodwill exceeds its implied fair value.

Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As of December 31, 2016 (unaudited) and September 30, 2016, purchased intangible asset consists all its system software and is amortized over 10 years.

Fair Value of Financial Instruments

The Company utilizes the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 – Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of the Company’s cash, other receivable and other payable approximated their fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company recognizes sales when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured.

7

NOTE 2 – Summary of Significant Accounting Policies - Continued

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Adjustments to prior period’s income tax liabilities are added to or deducted from the current period’s tax provision.

The Company follows FASB guidance on uncertain tax positions and has analyzed its filing positions in all the federal, state and foreign jurisdictions where it is required to file income tax returns, as well as all open tax years in those jurisdictions. The Company files income tax returns in the US federal, state and foreign jurisdictions where it conducts business. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material adverse effect on its consolidated financial position, results of operations, or cash flows. Therefore, no reserves for uncertain tax positions have been recorded. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

The Company’s policy for recording interest and penalties associated with any uncertain tax positions is to record such items as a component of income before taxes. Penalties and interest paid or received, if any, are recorded as part of other operating expenses in the consolidated statement of operations.

Translation Adjustments

If a foreign subsidiary’s functional currency is the local currency, translation adjustments will result from the process of translating the subsidiary’s financial statements into the reporting currency of the Company. Such adjustments are accumulated and reported under other comprehensive income as a separate component of stockholder’s equity.

Earnings (Loss) Per Share

Basic and diluted earnings (loss) per share (EPS) are computed based on the weighted-average common shares outstanding during the year. Diluted earnings (loss) per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income and loss of the entity. As of December 31, 2016, the Company’s outstanding shares for Basic EPS calculation includes issued common shares of 98,720,060 and restricted common shares of 6,683,340 (unaudited). As of December 31, 2015, the Company’s outstanding shares for Basic EPS calculation includes issued common shares of 75,753,400 shares and restricted common shares of 16,583,330, taking into account the ten to one stock split in June 2016.

Subsequent Events

The Company has evaluated events and transactions after the reported three-month period end up to April 20, 2017, the date on which these consolidated financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2016 have been included in these consolidated financial statements.

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NOTE 3 – Recent Accounting Pronouncements

Financial Instruments

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”), which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and for the Company in its first quarter of 2018. The Company does not believe the adoption of ASU 2016-01 will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years and for the Company in its first quarter of 2021, and early adoption is permitted. The Company does not believe the adoption of ASU 2016-13 will have a material impact on its consolidated financial statements.

Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles – Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for the Company in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2016-09 on its consolidated financial statements.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for the Company in its first quarter of 2019, and early adoption is permitted.

Subsequently, the FASB issued the following standards related to ASU 2014-09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”); ASU No. 2016-10, “Revenue from Contracts with Customers” (Topic 606): Identifying “Performance Obligations and Licensing” (“ASU 2016-10”); and ASU No. 2016-12, “Revenue from Contracts with Customers” (Topic 606): “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The Company must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”).

The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company currently expects to adopt the new revenue standards in its first quarter of 2019 utilizing the full retrospective transition method. The Company does not expect adoption of the new revenue standards to have a material impact on its consolidated financial statements.

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NOTE 3 – Recent – Issued Accounting Standards – Continued

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and for the Company in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

Income Taxes

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory” (“ASU 2016-16”), which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for annual reporting periods beginning after December 15, 2017 and for the Company in its first quarter of 2018. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

Business Combinations

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations” (Topic 805): Clarifying the Definition of a Business, which a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants. ASU 2017-01 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2017-01 on its consolidated financial statements.

NOTE 4 – Inventories

As of December 31 and September 30, 2016, inventories consisted of the following:

	December 31, 2016	September 30, 2016
	(Unaudited)

Satellite equipment for sale under construction	$197,645	$197,645
Parts	11,029	11,029
Supplies	6,437	-
	215,111	208,674
Allowance for inventory loss	(5,382)	-

Net	$209,729	$208,674

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NOTE 5 – Property and Equipment

As of December 31 and September 30, 2016, the changes in cost of property and equipment were as follows:

	Computer software and equipment	Furniture and fixture	Total

October 1, 2015	$64,432	$3,393	$67,825
Addition	45,190	-	45,190
September 30, 2016	109,622	3,393	113,015
Addition	9,244	6,658	15,902
December 31, 2016 (Unaudited)	$118,866	$10,051	$128,917

Depreciation expense for the three-month periods ended December 31, 2016 and 2015 was $5,784 (unaudited) and $4,584 (unaudited), respectively.

As of December 31, 2016 (unaudited) and September 30, 2016, construction in progress is the payments for the construction of ground station equipment relating to satellite communication system and in-flight system for the Company’s internal use. As of December 31, 2016, the projects were still in progress.

NOTE 6 – Intangible Asset, Net

As of December 31 and September 30, 2016, the changes in cost and accumulated amortization for intangible asset were as follows:

	Satellite system software	Accumulated amortization	Net

October 1, 2015	$1,000,000	$-	$1,000,000
Addition	3,950,000	453,750	3,496,250
September 30, 2016	4,950,000	453,750	4,496,250
Addition	-	123,750	123,750
December 31, 2016 (Unaudited)	$4,950,000	$577,500	$4,372,500

Amortization expense for the three-month periods ended December 31, 2016 and 2015 was $123,750 (unaudited) and $82,500 (unaudited), respectively.

NOTE 7 – Prepaid Investment

On December 30, 2014, the Company signed a stock purchase agreement to acquire 100% ownership of a Japanese company, Dadny Japan Inc, which is 100% owned by one of the Company’s shareholders. The price for the acquisition is $600,000. In November 2016, Dadny Japan Inc. changed its name to Aircom Japan, Inc. In December 2016, the acquisition was completed.

On May 15, 2015, the Company signed a stock purchase agreement to acquire 100% ownership of a Hong Kong company, Aircom Pacific Inc Limited, for $100,000 in total. In October 2016, the acquisition was completed.

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NOTE 8 – Income Taxes

Income tax expense (benefit) for the three-month periods ended December 31, 2016 and 2015 consisted of the following:

	2016	2015
	(Unaudited)	(Unaudited)
Current:
Federal	$(558,000)	$1,237,000
State	800	800
Net	$(557,200)	$1,237,800

The following table presents a reconciliation of the income tax at statutory tax rate and the Company’s income tax at effective tax rate for the three-month periods ended December 31, 2016 and 2015.

	2016	2015
	(Unaudited)	(Unaudited)

Tax expense (benefit) at statutory rate	$(243,000)	$1,365,000
Prepayment from related parties	(558,000)	286,000
Net operating loss carryforwards (NOLs)	280,000	(345,000)
Amortization expense	(42,000)	(28,000)
Others	5,800	(40,200)
Tax at effective tax rate	$(557,200)	$1,237,800

Deferred tax assets (liability) as of December 31 and September 30, 2016 consist of:

	December 31, 2016	September 30, 2016
	(Unaudited)

Prepayment from related parties	$-	$705,200
Net operating loss carryforwards (NOLs)	519,000	59,000
Tax credit carryforwards	63,000	26,000
Excess of tax amortization over book amortization	(230,000)	(180,300)
Others	43,000	38,800
	395,000	648,700
Valuation allowance	(395,000)	(648,700)
Net	$-	$-

Management does not believe the deferred tax assets will be utilized in the near future; therefore, a full valuation allowance is provided. The net change in deferred tax assets valuation allowance was a decrease of $253,700 (unaudited) and $81,000 (unaudited) for the three-month periods ended December 31, 2016 and 2015, respectively.

As of December 31 and September 30, 2016, the Company had federal NOLs of approximately $843,000 (unaudited) and $0, respectively, available to reduce future federal taxable income, expiring in 2036. As of December 31 and September 30, 2016, the Company had State NOLs of approximately $1,836,000 (unaudited) and $1,015,000, respectively, available to reduce future State taxable income, expiring in 2036. As of December 31, 2016, the Company has Japan NOLs of approximately $406,000 (unaudited) available to reduce future Japan taxable income, expiring in 2019.

As of December 31 and September 30, 2016, the Company had approximately $37,000 (unaudited) and $37,000, respectively, of federal research and development tax credit available to offset future federal income tax. The credit begins to expire in 2034 if not utilized. As of December 31 and September 30, 2016, the Company had approximately 39,000 (unaudited) and $39,000, respectively, of California state research and development tax credit available to offset future California state income tax. The credit can be carried forward indefinitely.

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NOTE 9 – Capital Stock

1) Preferred Stock:

The Company is authorized to issue 10,000,000 shares of preferred stock.

The Company is offering up to 2,500,000 shares of its Series A Preferred Stock (the “Preferred stock”) at a purchase price of $1 per share. As of December 31, 2016, there were no Preferred stock shares outstanding.

Dividends

The holders of Preferred stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, among the holders of Preferred stock and the holders of common stock pro rata based on the number of shares of common stock held by each, determined on an as-if-converted basis.

Voting right

Each outstanding share of Preferred stock shall be entitled to a number of votes equal to the number of shares of common stock on an as-if-converted basis.

Liquidation

Upon any liquidation, dissolution or winding up of the Company, each holder of Preferred stock shall be entitled to receive $2.00 per share plus all declared but unpaid dividends.

Conversion

Each share of Preferred stock can be converted into common stock in accordance with the following:

a)

Voluntary conversion – the holders of shares of Preferred stock may convert such share to common shares, at the option of the holders, at any time after the date of issuance of such shares. The conversion price per share is determined by dividing the applicable original issue price for such series by the applicable conversion price that is subject to adjustment in the event of stock splits, anti-dilution adjustments and combinations.

b)

Automatic conversion – each share of Preferred stock shall automatically be converted to common shares at the closing of the Company’s first underwritten public offering pursuant to an effective registration statement under Security Act 1933, as amended, covering the offer and sales of common stock at the price per share not less than $6.00 with appropriate adjustments. Furthermore, the Company receives aggregate net proceeds attribute the offering cannot less than $15 million and the common stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market. If such closing occurs, all outstanding shares of Preferred stock shall be deemed to have been converted into common stock immediately prior to closing.

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NOTE 9 – Capital Stock - Continued

2) Common Stock:

The Company is authorized to issue 210,000,000 shares of common stock.

On December 29, 2014, the Company restated its Articles of Incorporation and converted one original share of common stock to six hundred shares of common stock. On June 23, 2016, the board of directors approved a ten to one stock split on common stock.

The Company has restricted stock purchase agreement with certain employees or consultants with 2,890,000 shares granted on February 2, 2015. The restricted shares were issued at fair values determined by the board of directors at the grant date. According to the agreement, in the event of the voluntary termination of purchaser’s continuous service status, the Company shall have the exclusive option to repurchase all or any portion of the unvested shares held by purchaser at the original purchase price per share and the vested shares held by purchaser at the fair market value per share as of the termination date. In February and June 2016, the Company purchased back 133,333 unvested shares of restricted stock at $0.005 per share from terminated employees before the stock split. In June 2016, the restricted stock was split to 27,566,670 shares.

As of December 31 and September 30, 2016, the vested shares were 20,883,330 and 18,941,660 (after 10-to-1 split), respectively, and the unvested shares were 6,683,340 and 8,625,010 (after 10-to-1 split), respectively. All restricted shares were issued at $0.005 per share and became $0.0005 per share after 10-to-1 split. As of December 31 and September 30, 2016, the 6,683,340 and 8,625,010, respectively, unvested shares of restricted stock were recorded under deposit liability account awaiting future conversion to common stock when they become vested.

3) Stock Warrant:

From October 1, 2015 to September 30, 2016, and from October 1, 2016 to December 31, 2016, the Company incurred $40,000 and $20,000 (unaudited) of expenses, respectively, from a service provider. As payment for service, the Company issued a warrant to allow the service provider to purchase a number of shares of common stock equal to 85% of the of the share price of its common stock in the first subsequent qualifying equity financing event, up to $60,000 total, with exercise price of $0.01 per share. The Company recorded the $60,000 as additional paid-in capital.

NOTE 10 - Subscribed Capital

As of December 31 and September 30, 2016, several shareholders subscribed to the Company’s preferred stock in the amount of $1,862,643 (unaudited) and $750,000, respectively. The preferred stock shares were subsequently issued on February 13, 2017.

NOTE 11 – Related Party Transactions

Name of related parties and relationships with the Company:

Related Party	Relationship
Daniel Shih (Daniel)	Shareholder
Jan Yung Lin (Jan)	CEO, CFO and shareholder as of 12/31/2016; Secretary and shareholder as of 5/14/2017
Felix Fong	Shareholder
Jeffrey Wun	Shareholder and Aerkomm’s president, CFO and Secretary as of 12/31/2016; Shareholder and Aircom’s CEO as of 5/14/2017
Jiun Sheuan Yang	Shareholder
Tzu-Ling Hsu	Shareholder and Aircom’s Secretary as of 12/31/2016; Shareholder as of 5/14/2017
Bunny Wu	Shareholder
Giretsu Shih	President of Aircom Japan
dMobile System Co. Ltd. (dMobile)	100% owned by Daniel
Klingon Aerospace, Inc. (Klingon)	Daniel was the chairman
Law Office of Jan Yung Lin	100% owned by Jan
Priceplay.com, Inc. (PPUS)	Daniel is the chairman
Priceplay Taiwan Inc. (PPTW)	Parent company of PPUS

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NOTE 11– Related Party Transactions - Continued

B. Significant related party transactions:

The Company has extensive transactions with its related parties. It is possible that the terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

a. As of December 31 and September 30, 2016

	December 31, 2016	September 30, 2016
	(Unaudited)

Prepayment to Daniel for investment in Dadny Japan	$-	$600,000
Other receivable from Daniel	$-	$50,000
Deposit to Daniel	$16,093	$-
Other payable to:
PPTW	$819,300	$819,300
Klingon	762,000	762,000
dMobile	471,100	471,100
PPUS	737,000	737,000
Giretsu Shih	80,346	-
Daniel	52,018	42,370
Bunny Wu	32,148	-
Tzu-Ling Hsu	6,844	7,840
Jeffrey Wun	3,594	6,997
Jiun Sheuan Yang	2,491	3,360
Felix Fong	2,212	2,212
Total	$2,969,053	$2,852,179

b. For the three-month period ended December 31,

	2016	2015
	(Unaudited)	(Unaudited)

Sales to dMobile	$-	$5,478,000
100% of the Company’s sales for the three-month period ended December 31, 2015 was to dMobile
Intangible asset purchased from dMobile	$-	$3,950,000
Legal expense paid to Law Office of Jan-Yung Lin	$-	$10,000

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NOTE 12 - Stock Based Compensation

In December 2014, the Board of Directors adopted the 2014 Stock Option Plan (the “Aircom 2014 Plan”). The Aircom 2014 Plan provides for the granting of incentive stock options and non-statutory stock options to employees, consultants and outside directors of the Company. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option. The Company is authorized to issue options to purchase up to 60,000,000 shares of its common stock. It will at all times reserve and keep available for issuance under this Plan a number of its authorized but unissued shares equal to the number of shares issuable under Aircom 2014 Plan.

One-third of the total option shares will be vested as of the first anniversary of the time the option shares are granted or the employee’s acceptance to serve the Company, and 1/36th of the shares will be vested each month thereafter. Option price is determined by the Board of Directors. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of 10 years unless sooner terminated under the terms of Aircom 2014 Plan.

Valuation and Expense Information

Measurement and recognition of compensation expense based on estimated fair values is required for all share-based payment awards made to its employees and directors including employee stock options. The Company recognized compensation expense (adjustment) of ($2,600) (unaudited) and $9,501(unaudited) for the three-month periods ended December 31, 2016 and 2015, respectively, related to such employee stock options.

Determining Fair Value

Valuation and amortization method

The Company uses the Black-Scholes option-pricing-model to estimate the fair value of stock options granted on the date of grant or modification and amortizes the fair value of stock-based compensation at the date of grant on a straight-line basis for recognizing stock compensation expense over the vesting period of the option.

Expected term

The expected term is the period of time that granted options are expected to be outstanding. The Company uses the SEC’s simplified method for determining the option expected term based on the Company’s historical data to estimate employee termination and options exercised.

Expected dividends

The Company does not plan to pay cash dividends before the options are expired. Therefore, the expected dividend yield used in the Black-Scholes option valuation model is zero.

Expected volatility

A nonpublic company may not be able to reasonably estimate the fair value of its equity share options because it is not practicable to estimate the expected volatility of its share price. As a result, the Company used the calculated value method which substitutes the historical volatility of a public company in the same industry of the Company to estimate the expected volatility of the Company’s share price to measure the fair value of options granted under Aircom 2014 Plan.

Risk-free interest rate

The Company based the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided in the Federal Reserve Board’s Statistical Releases and historical publications on the Treasury constant maturities rates for the equivalent remaining terms for Aircom 2014 Plan.

Forfeitures

The Company is required to estimate forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate option forfeitures and records share-based compensation expense only for those awards that are expected to vest.

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NOTE 12 - Stock Based Compensation - Continued

Determining Fair Value - Continued

The Company used the following assumptions to estimate the fair value of options granted in 2015 and 2016 under Aircom 2014 Plan as follows:

Assumptions

Expected term	3 years
Expected volatility	40.11% – 45.58%
Expected dividends	0%
Risk-free interest rate	0.71 – 1.08%
Forfeiture rate	15%

A summary of the number of shares, weighted average exercise price and estimated fair value of options Aircom 2014 Plan as of December 31 and September 30, 2016 was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Fair Value Per Share

Options outstanding at October 1, 2015	11,100,000	$0.0005	$0.0002
Granted (10-to-1 split)	3,500,000	0.2500	0.0786
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at September 30, 2016	14,600,000	0.0603	0.0190
Granted	-	-	-
Exercised	-	-	-
Forfeited/Cancelled	-	-	-
Options outstanding at December 31, 2016 (Unaudited)	14,600,000	0.0603	0.0190
Options exercisable at September 30, 2016	5,844,444	0.0005	0.0002
Options exercisable at December 31, 2016 (Unaudited)	6,769,444	0.0005	0.0002

A summary of the status of nonvested shares under Aircom 2014 Plan as of December 31 and September 30, 2016 and changes during the three-month period ended December 31, 2016 and for the year ended September 30, 2016 was as follows:

	Number of Shares	Weighted Average Fair Value Per Share

Options nonvested at October 1, 2015	11,100,000	$0.0002
Granted (10-to-1 split)	3,500,000	0.0786
Vested	(5,844,444)	0.0002
Forfeited/Cancelled	-	-
Options nonvested at September 30, 2016	8,755,556	0.0313
Granted	-	-
Vested	(925,000)	0.0002
Forfeited/Cancelled	-	-
Options nonvested at December 31, 2016 (unaudited)	7,830,556	0.0350

As of December 31 and September 30, 2016, there were approximately $94,000 (unaudited) and $241,000, respectively, of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under Aircom 2014 Plan. Total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The Company expects to recognize that cost over a weighted average period of 1 - 3 years.

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NOTE 13 – Commitments and Contingency

As of December 31, 2016, the Company’s significant commitments and contingency are summarized as follows:

Commitments

1)

The Company has one lease on its office expiring in 2017. Rental expense for the three-month periods ended December 31, 2016 and 2015 were $16,043 (unaudited) and $16,666 (unaudited), respectively. Future minimum lease payment, net of sublease income of $2,125 (unaudited), as of December 31, 2016 is $17,705 (unaudited) for the next twelve-month period ending December 31, 2017.

2)

The Company has a sales agreement with dMobile, a related party, for satellite ground station equipment. Future additional revenue receivable as of December 31, 2016 is $1,501,100 (unaudited) for the next twelve-month period ending December 31, 2017.

Contingency

The Company entered into a 3 year digital transmission service agreement with Asia Satellite Telecommunication Company Limited (“Asia Sat”) on July 25, 2015. As of December 31, 2016, Asia Sat stipulates that the Company is in debt of $8,013,495 to Asia Sat, which includes unpaid service fees, a default payment in the form of liquidated sum and interest. The default payment includes total future payments of $7,411,616 due through December 31, 2018, subtracting the deposit of $775,000 made to Asia Sat. The Company disagreed with the payable balance of $8,013,495 and had recorded $1,328,467 payable to Asia Sat as of December 31, 2016. On July 25, 2016, Asia Sat commenced arbitration against the Company. The Company’s present intention is to make an attempt at settlement. On November 21, 2016, the Hong Kong International Arbitration Centre (“HKIAC”) appointed a sole arbitrator to hear the dispute. The outcome is still uncertain as of April 20, 2017.

NOTE 14 – Subsequent Event

On February 13, 2017, Aerkomm entered into a share exchange agreement (the Exchange Agreement) with Aircom and its shareholders, pursuant to which Aerkomm acquired 100% of the issued and outstanding capital stock of Aircom in exchange for approximately 99.7% of the issued and outstanding capital stock of Aerkomm (or 87.81% on a fully-diluted basis). As a result of the share exchange, Aircom became a wholly-owned subsidiary of Aerkomm, and the former shareholders of Aircom became the holders of approximately 99.7% of Aerkomm issued and outstanding capital stock.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Use of Terms

Except as otherwise indicated by the context, references in this report to:

•	“we,” “us,” “our,” “our company” or “Aircom” are to the combined business of Aircom Pacific, Inc., a California corporation, and its consolidated subsidiaries;

•	“Aircom Seychelles” are to Aircom Pacific Ltd., a Republic of Seychelles company and wholly-owned subsidiary of Aircom;

•	“Aircom HK” are to Aircom Pacific Inc. Limited, a Hong Kong company and wholly-owned subsidiary of Aircom;

•	“Aircom Japan” are to Aircom Japan, Inc., a Japanese company and wholly-owned subsidiary of Aircom;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

•	“Securities Act” are to the Securities Act of 1933, as amended.

Special Note Regarding Forward Looking Statements

Certain information contained in this report includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about our company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to our company and our management and our interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events. The following factors, among others, may affect our forward-looking statements:

•	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

•	the extent of the adoption of our products and services by airline partners and customers;

•	our ability to implement our technology and upgrades on a timely basis;

•	our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

•	our ability to manage a rapidly growing company;

•	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

•	the economic environment and other trends that affect both business and leisure travel;

•	the continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

•	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

•	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

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Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue our company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” included in our Current Report on Form 8-K filed on February 14, 2017, and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this report will in fact occur.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about our company include financial projections and future estimates and expectations about our company’s business. The projections, estimates and expectations are presented in this report only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Potential investors should not make an investment decision based solely on our company’s projections, estimates or expectations.

Overview

We are a full-service provider of in-flight connectivity and entertainment, or IFEC, solutions. With advanced technologies and a unique business model, we provide airline passengers with a true broadband in-flight experience that encompasses a wide range of service options. Such options include Wi-Fi, cellular networks, movies, gaming, live TV, and music. We offer our services through both built-in in-flight entertainment systems, such as a seat-back display, as well as on passengers’ personal devices. We also provide content management services and e-commerce solutions.

We partner with airlines and offer airline passengers free IFEC services. We will generate revenues through advertising and in-flight transactions. We believe that this is an innovative approach that differentiates us from existing market players.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance is driven by various factors that affect the commercial airline industry, including trends affecting the travel industry and trends affecting the customer bases that we target, as well as factors that affect wireless Internet service providers and general macroeconomic factors. Key factors that may affect our future performance include:

•	our ability to enter into and maintain long-term business arrangements with airline partners, which depends on numerous factors including the real or perceived availability, quality and price of our services and product offerings as compared to those offered by our competitors;

•	the extent of the adoption of our products and services by airline partners and customers;

•	costs associated with implementing, and our ability to implement on a timely basis, our technology, upgrades and installation technologies;

•	costs associated with and our ability to execute our expansion, including modification to our network to accommodate satellite technology, development and implementation of new satellite-based technologies, the availability of satellite capacity, costs of satellite capacity to which we may have to commit well in advance, and compliance with regulations;

•	costs associated with managing a rapidly growing company;

•	the number of aircraft in service in our markets, including consolidation of the airline industry or changes in fleet size by one or more of our commercial airline partners;

•	the economic environment and other trends that affect both business and leisure travel;

•	continued demand for connectivity and proliferation of Wi-Fi enabled devices, including smartphones, tablets and laptops;

•	our ability to obtain required telecommunications, aviation and other licenses and approvals necessary for our operations; and

•	changes in laws, regulations and interpretations affecting telecommunications services and aviation, including, in particular, changes that impact the design of our equipment and our ability to obtain required certifications for our equipment.

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Going Concern Opinion

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated significant revenues and will incur additional expenses as a result of being a public reporting company. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. To date, we have financed our operations primarily through cash flow from limited operations, augmented by cash proceeds from financing activities, short-term borrowings and equity contributions by our stockholders. We must raise cash to implement our projected plan of operations.

Results of Operations

The following table sets forth key components of our results of operations during the three-month period ended December 31, 2016 and 2015, both in dollars and as a percentage of our sales.

	Three-Month Period Ended December 31, 2016		Three-Month Period Ended December 31, 2015
	Amount	% of Sales	Amount	% of Sales
Sales	$-	-	$5,478,900	100.00%
Cost of sales	-	-	887,554	16.20%
Operating expenses	714,252	-	578,028	10.55%
Income (loss) from operations	(714,252)	-	4,013,318	73.25%
Income tax expense (benefit)	(557,200)	-	1,237,800	22.59%
Net income (loss)	$(157,052)	-	$2,775,518	50.66%

Sales.Our sales were $0 for the three-month period ended December 31, 2016, compared to $5,478,900 for the three-month period ended December 31, 2015. Such decrease was primarily due to a non-recurring sale of equipment to dMobile, a related party, during the 2015 period.

Cost of sales. Our cost of sales includes the direct costs of our raw materials and component parts, as well as the cost of labor and overhead. Our cost of sales were $0 for the three-month period ended December 31, 2016, as compared to from $887,554 for the three-month period ended December 31, 2015. This decrease was due to higher sales in the 2015 period.

Operating expenses. Our operating expenses consist primarily of compensation and benefits, professional advisor fees, cost of promotion, business development, business travel, transportation costs, and other expenses incurred in connection with general operations. Our operating expenses increased to $714,252 for the three-month period ended December 31, 2016, from $578,028 for the three-month period ended December 31, 2015. Such increase was mainly due to the increases in outside service, consulting fee and amortization expense, in the amount of $160,000, $63,510 and $41,250, respectively, which was offset by the $136,421 decrease in legal expenses.

Income tax expense (benefit). Income tax benefit was $557,200 for the three-month period ended December 31, 2016, as compared to an income tax expense of $1,237,800 for the three-month period ended December 31, 2015. The decrease in income tax expense was mainly due to net operating loss carrying back.

Net income (loss). As a result of the cumulative effect of the factors described above, we generated a net loss of $157,052 for the three-month period ended December 31, 2016, as compared to a net income of $2,775,518 for the three-month period ended December 31, 2015.

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Liquidity and Capital Resources

As of December 31, 2016, we had cash of $312,173. To date, we have financed our operations primarily through cash flow from operations, augmented by cash proceeds from financing activities, short-term borrowings and equity contributions by our stockholders.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flow

	Three-Month Period Ended December 31,
	2016	2015
Net cash provided by (used in) operating activities	$(526,831)	$3,683,190
Net cash used in investing activities	(319,688)	(4,077,853)
Net cash provided by financing activities	1,112,693	400,002
Net increase in cash	266,174	5,339
Cash from acquired subsidiaries	21,650	-
Cash at beginning of period	24,359	14,159
Foreign currency effect on cash	(10)	-
Cash at end of period	$312,173	$19,498

Operating Activities

Net cash used in operating activities was $526,831 for the three-month period ended December 31, 2016, as compared to $3,683,190 net cash provided by operating activities for the three-month period ended December 31, 2015. The decrease was mainly due to net operating loss of $157,052 and decrease in income tax payable of $557,200, which was offset by the $129,534 increase in depreciation and amortization.

Investing Activities

Net cash used in investing activities for the three-month period ended December 31, 2016 was $319,688, as compared to $4,077,853 for the three-month period ended December 31, 2015. The decrease was mainly attributable to the acquisition of goodwill as the result acquiring Aerkomm Inc..

Financing Activities

Net cash provided by financing activities for the three-month period ended December 31, 2016 was $1,112,693, as compared to $400,002 for the three-month period ended December 31, 2015. The decrease was mainly attributable to proceeds from capital raised during the period.

Currently available working capital will not be adequate to sustain our operations at our current levels for the next twelve months. We expect to satisfy our working capital requirements over the next twelve months through the sale of equity or debt securities. However, we do not have any commitment from any third party to invest in our company or otherwise acquire any of our equity or debt securities. Furthermore, even if we successfully raise sufficient capital to satisfy our needs over the next twelve months, in the future, we will require additional cash resources due to changed business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

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Capital Expenditures

Our operations continue to require significant capital expenditures primarily for technology development, equipment and capacity expansion. Capital expenditures are associated with the supply of airborne equipment to our airline partners, which correlates directly to the roll out and/or upgrade of service to our airline partners’ fleets. Capital spending is also associated with the expansion of our network, ground stations and data centers and includes design, permitting, network equipment and installation costs.

Capital expenditures for the three-month period ended December 31, 2016 and 2015 were $0 and $27,583, respectively.

We anticipate an increase in capital spending in fiscal year 2017 and estimate capital expenditures for the year ending December 31, 2017 will range from $6 million to $20 million as we increase the number of airborne equipment installations and continue to execute our expansion strategy.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. We recognize sales when the earning process is completed, as evidenced by an arrangement with the customer, transfer of title and acceptance, if applicable, has occurred, as well as the price is fixed or determinable, and collection is reasonably assured.

Inventories. Inventories are recorded at the lower of weighted-average cost or market. We assess the impact of changing technology on our inventory on hand and writes off inventories that are considered obsolete. Estimated losses on scrap and slow-moving items are recognized in the allowance for losses.

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Property and Equipment. Property and equipment are stated at cost less accumulated depreciation. When value impairment is determined, the related assets are stated at the lower of fair value or book value. Significant additions, renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed by using the straight-line method over the following estimated service lives: computer equipment – 3-5 years and furniture and fixtures – 5 years. Construction costs for on-flight entertainment equipment not yet in service are recorded to construction in progress. Upon sale or disposal of property and equipment, the related cost and accumulated depreciation are removed from the corresponding accounts, with any gain or loss credited or charged to non-operating income in the period of sale or disposal. We review the carrying amount of property and equipment for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We determined that there was no impairment loss for the three-month period ended December 31, 2016 and 2015.

Goodwill and Purchased Intangible Assets. Our goodwill represents the amount by which the total purchase price paid exceeded the estimated fair value of assets acquired. We test goodwill for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment. We perform a qualitative assessment to determine whether further impairment testing is necessary. If an entity believes, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the quantitative impairment test will be required. Otherwise, no further testing will be required. In assessing qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, we assess relevant events and circumstances that may impact the fair value and the carrying amount of a reporting unit. The identification of relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgment by management. These judgments include the consideration of macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, events which are specific to our company. Each factor is assessed to determine whether it impacts the impairment test positively or negatively, and the magnitude of any such impact. To conduct a quantitative two-step goodwill impairment test, the fair value of the reporting unit is first compared to its carrying value. If the reporting unit’s carrying value exceeds its fair value, we perform the second step and records an impairment loss to the extent that the carrying value of goodwill exceeds its implied fair value. Purchased intangible assets with finite life are amortized on the straight-line basis over the estimated useful lives of respective assets. Purchased intangible assets with indefinite life are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. As of December 31, 2016 and September 30, 2016, purchased intangible asset consists all its system software and is amortized over 10 years.

Fair Value of Financial Instruments. We utilize the three-level valuation hierarchy for the recognition and disclosure of fair value measurements. The categorization of assets and liabilities within this hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The three levels of the hierarchy consist of the following:

Level 1 – Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2 – Inputs to the valuation methodology are quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active or inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

Level 3 – Inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of inputs market participants could use in pricing the asset or liability at the measurement date, including assumptions.

The carrying amounts of our cash, accounts receivable, other receivable, short-term loans, accounts payable, and other payable approximated their fair value due to the short-term nature of these financial instruments.

Recent Accounting Pronouncements

Financial Instruments

In January 2016, the Financial Accounting Standard Board (the “FASB”) issued ASU No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”), which updates certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and for the Company in its first quarter of 2018. The Company does not believe the adoption of ASU 2016-01 will have a material impact on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. ASU 2016-13 will be effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years and for the Company in its first quarter of 2021, and early adoption is permitted. The Company does not believe the adoption of ASU 2016-13 will have a material impact on its consolidated financial statements.

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Intangibles

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles – Goodwill and Other” (Topic 350): Simplifying the Test for Goodwill Impairment, which goodwill shall be tested at least annually for impairment at a level of reporting referred to as a reporting unit. ASU 2017-04 will be effective for annual periods beginning after December 15, 2019, and interim periods within annual periods beginning after December 15, 2020, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2017-04 on its consolidated financial statements.

Stock Compensation

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation” (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for the Company in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2016-09 on its consolidated financial statements.

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. ASU 2014-09 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 and for the Company in its first quarter of 2019, and early adoption is permitted.

Subsequently, the FASB issued the following standards related to ASU 2014-09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”); ASU No. 2016-10, “Revenue from Contracts with Customers” (Topic 606): Identifying “Performance Obligations and Licensing” (“ASU 2016-10”); and ASU No. 2016-12, “Revenue from Contracts with Customers” (Topic 606): “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The Company must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”).

The new revenue standards may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company currently expects to adopt the new revenue standards in its first quarter of 2019 utilizing the full retrospective transition method. The Company does not expect adoption of the new revenue standards to have a material impact on its consolidated financial statements.

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (Topic 842) (“ASU 2016-02”), which modifies lease accounting for both lessees and lessors to increase transparency and comparability by recognizing lease assets and lease liabilities by lessees for those leases classified as operating leases under previous accounting standards and disclosing key information about leasing arrangements. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years and for the Company in its first quarter of 2019, and early adoption is permitted. The Company is currently evaluating the timing of its adoption and the impact of adopting ASU 2016-02 on its consolidated financial statements.

Income Taxes

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory” (“ASU 2016-16”), which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for annual reporting periods beginning after December 15, 2017 and for the Company in its first quarter of 2018. The Company is currently evaluating the impact of adopting ASU 2016-16 on its consolidated financial statements.

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Business Combinations

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations” (Topic 805): Clarifying the Definition of a Business, which a business is an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants. ASU 2017-01 will be effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2017-01 on its consolidated financial statements.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures and Change in Internal Control Over Financial Reporting

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15(e) of the Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as of December 31, 2016. Based upon, and as of the date of this evaluation, our chief executive officer and chief financial officer determined that our disclosure controls and procedures and internal control over financial reporting were not effective.

Management believes that this material weakness is due to the small size of our accounting staff. To mitigate the current limited resources and limited employees, we rely heavily on the use of external legal and accounting professionals. In April 2017, we retained Mr. Y. Tristan Kuo as our Chief Financial Officer, who will oversee the improvement of our disclosure controls and procedures, as well as internal control over financial reporting. In addition, we will look to hire additional personnel with technical accounting expertise to further support our current accounting personnel. As necessary, we will continue to engage consultants or outside accounting firms in order to ensure proper accounting for our consolidated financial statements.

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PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

On or about July 25, 2016, Asia Satellite Telecommunications Company Limited, or AsiaSat, initiated an arbitration proceeding in the Hong Kong International Arbitration Centre against Aircom, claiming a breach under the Digital Transmission Service Agreement, dated July 25, 2015, between AsiaSat and Aircom. AsiaSat claims that Aircom owes it approximately $8.01 million in unpaid service fees, default payments and liquidated damages. Aircom alleges misrepresentation from AsiaSat in entering into the agreement, is actively defending the matter and has asserted a counterclaim against AsiaSat. Aircom believes that it owes AsiaSat approximately $1.33 million is service fees. The companies are currently in discussions concerning a settlement to this matter.

ITEM 1A.RISK FACTORS.

Not applicable.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

We have not sold any equity securities during the quarter ended December 31, 2016 that were not previously disclosed.

During the three-month period ended December 31, 2016, we did not repurchase any of our common stock.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5. OTHER INFORMATION.

We have no information to disclose that was required to be in a report on Form 8-K during the quarter ended December 31, 2016, but was not reported. There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

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